Exhibit 10.1

LOGMEIN, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN

Article I.
PURPOSE

This LogMeIn, Inc. 2019 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) has been designed to assist Eligible Employees of LogMeIn, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

Article II.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.

2.2“Applicable Law” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.3“Board” shall mean the Board of Directors of the Company.

2.4“Change in Control” shall mean and include each of the following:

(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (b) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

US-DOCS\103596278.9

(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.6“Common Stock” shall mean the common stock of the Company.

2.7“Company” shall mean LogMeIn, Inc., a Delaware corporation, or any successor.

2.8“Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including overtime payments and sales commissions, but excluding incentive compensation, bonuses, expense reimbursements, fringe benefits, equity compensation and other special payments.

2.9“Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).

2.10“Effective Date” shall mean May 31, 2019.

2.11“Eligible Employee” shall mean an Employee: (a) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (b) unless determined otherwise by the Administrator, whose customary employment is for more than twenty hours per week; and (c) unless determined otherwise by the Administrator, whose customary employment is for more than five months in any calendar year. For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; and/or (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), and/or (iii) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii) or (iii) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

2.12“Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any member of the Board of Directors of the Company or a Designated Subsidiary who does not also render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2).  Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.13“Enrollment Date” shall mean the first Trading Day of each Offering Period.

2.14“ESPP Brokerage Account” shall have the meaning given to such term in Section 12.10.

2.15“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.16“Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

2.17“Offering Document” shall have the meaning given to such term in Section 4.1.

2.18“Offering Period” shall have the meaning given to such term in Section 4.1.

2.19“Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.20“Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

2.21“Plan” shall mean this 2019 Employee Stock Purchase Plan.

2.22“Purchase Date” shall mean the last Trading Day of each Offering Period.

2.23“Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.24“Securities Act” shall mean the Securities Act of 1933, as amended.

2.25“Share” shall mean a share of the Company’s Common Stock.

2.26“Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.27“Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.

Article III.
SHARES SUBJECT TO THE PLAN

Number of Shares

. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 1,500,000 Shares.  If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.

Stock Distributed

. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

Article IV.
Offering Periods; Offering Documents; Purchase Dates

Offering Periods

. The Administrator may from time-to-time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator.  The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

Offering Documents

. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)the length of the Offering Period, which period shall not exceed twenty-seven months;

(b)the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 3,000 Shares; and

(c)such other provisions as the Administrator determines are appropriate, subject to the Plan.

Article V.
ELIGIBILITY AND PARTICIPATION

Eligibility

. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and the limitations imposed by Section 423(b) of the Code.

Enrollment in Plan

.

(a)Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 25% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d)Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

Payroll Deductions

. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.

Effect of Enrollment

. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

Limitation on Purchase of Common Stock

. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

Decrease or Suspension of Payroll Deductions

. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

Foreign Employees

.  In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Article VI.
grant and Exercise of rights

Grant of Rights

. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the last day of the Offering Period.

Exercise of Rights

. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be refunded to the Participant. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

Pro Rata Allocation of Shares

. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

Withholding

. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

Conditions to Issuance of Common Stock

. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b)The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e)The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

Article VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY

Withdrawal

. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than five (5) business days prior to the end of the Offering Period. All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.

Future Participation

. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

Cessation of Eligibility

. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

Article VIII.
Adjustments upon Changes in Stock

Changes in Capitalization

. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan

(including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

Other Adjustments

. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)To provide that all outstanding rights shall terminate without being exercised.

No Adjustment Under Certain Circumstances

. No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

No Other Rights

. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

Article IX.
Amendment, modification and termination

Amendment, Modification and Termination

. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

Certain Changes to Plan

. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

Actions In the Event of Unfavorable Financial Accounting Consequences

. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c)allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

Payments Upon Termination of Plan

. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

Article X.
TERM OF PLAN

The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval.

No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

Article XI.
ADMINISTRATION

Administrator

. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

Action by the Administrator

. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

Authority of Administrator

. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)To amend, suspend or terminate the Plan as provided in Article IX.

(e)Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

Decisions Binding

. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

Article XII.
MISCELLANEOUS

12.1Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

Rights as a Stockholder

. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

Interest

. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

Designation of Beneficiary

.

(a)A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Notices

. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Equal Rights and Privileges

. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the

Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

Use of Funds

. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8Reports. Account statements shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

No Employment Rights

. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10ESPP Brokerage Account; Notice of Disposition of Shares.

(a)Notwithstanding any other provision of the Plan to the contrary, the Company may require that the Shares purchased upon exercise of a right under the Plan be deposited directly into a brokerage account established for the Participant at a Company-designated brokerage firm (such account, the “ESPP Brokerage Account”). Subject to any restrictions under Applicable Law or Company policy, a Participant may sell Shares held in the Participant’s ESPP Brokerage Account at any time, but in the absence of any such sale, the Participant shall be required to hold such Shares in the ESPP Brokerage Account until expiration of the holding periods specified by Section 423(a)(1) of the Code applicable to such Shares.

(b)Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

Governing Law

. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

Electronic Forms

. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

* * * * *

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

1.

Application.  This Sub-Plan for International Participants in the LogMeIn, Inc. 2019 Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees in the countries set forth below.

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.  Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2.	Global Provisions.

(a)Data Protection.  It shall be a term and condition for participation in the Plan that a Participant explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of a Participant’s personal “Data” (as defined below) by and among, as applicable, the Company, any Subsidiary and a Participant’s employing entity (the “Employer”), if different, and their affiliates (collectively, the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, employee identification number, NRIC or passport number or equivalent, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  Data will be transferred to such stock plan service providers as may be selected by the Company which are assisting the Company with the implementation, administration and management of the Plan. The recipients of the Data may be located in the United States of America or elsewhere (and, if the Participant is a resident of a member state of the European Union, may be outside the European Economic Area) and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than the Participant’s country. The Participant may request a list with the names and addresses of all recipients of the Data by contacting his or her local human resources representative.  Each Participant hereby authorizes the Company Group and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Company may also make the Data available to public authorities where required under locally applicable law. A Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing the Participant’s local human resources representative. A Participant’s refusal to provide consent or withdrawal of consent may affect the Participant’s ability to participate in the Plan.  This section applies to information held, used or disclosed in any medium.

US-DOCS\103596278.9

(b)Acknowledgment of Nature of Plan and Rights.  In participating in the Plan, each Participant acknowledges that:

(i)for labor law purposes, the rights granted and the Shares purchased under the Plan are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company or the Employer, and the award of rights is outside the scope of Participant’s service contract, if any;

(ii)for labor law purposes, the rights granted and the Shares purchased under the Plan are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, its Parent, or any Subsidiary or affiliate of the Company;

(iii)the rights and the Shares purchased under the Plan are not intended to replace any pension rights or compensation;

(iv)neither the rights nor any provision of Plan or the policies adopted pursuant to the Plan confer upon any Participant any right with respect to service or continuation of current service and shall not be interpreted to form a service contract or relationship with the Company or any Subsidiary or affiliate;

(v)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(vi)if the underlying Shares do not increase in value, the right may have no value; and

(vii)if a Participant acquires Shares, the value of the Shares acquired upon purchase may increase or decrease in value, even below the Purchase Price.

* * * * *

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

AUSTRALIA

1.

Application.  This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) residents of Australia for the purpose of payment of taxes and forms an integral part of the Plan and Sub-Plan.

2.	Tax Consequences.

(a)The Eligible Employee agrees to indemnify and keep indemnified the Company, its Parent or any Subsidiary from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of a right under the Plan; (ii) the acquisition by the Eligible Employee of the Shares on exercise of the right; or (iii) the disposal of any Shares (each, a “Tax Liability”).

(b)The provisions of Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) shall apply to rights granted under the Plan subject to the requirements of that Act.

(c)Without prejudice to the terms of the Plan, rights cannot be exercised until the Eligible Employee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the right and/or the acquisition of the Shares by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company, the Employer, the Parent or any Subsidiary may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee;

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of Shares (otherwise to be acquired by the Eligible Employee on the exercise of the right) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the Shares, where the Company intends to sell the shares to meet the Tax Liability);

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the Shares otherwise to be acquired by the Eligible Employee pursuant to the right until the Eligible Employee has demonstrated to the satisfaction of the Company or the Employer that he has given irrevocable instructions to a third party (for example, a broker) satisfactory to the Company or the Employer to sell a sufficient number of those Shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv)where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the right, a deduction from the payment made to him as consideration for such release or assignment.

(d)Section 2(c) of this Sub-Plan will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the Shares to be issued or transferred to the Eligible Employee as a result of the exercise of the right, paid to the Company or the Employer, in cleared funds a sum equal to the Tax Liability arising on the exercise of the right.

3.

Eligible Employees. An Eligible Employee under this Sub-Plan must be a full-time or part-time employee, non-executive director, contractor or casual employee who works a pro-rata equivalent of 40% or more of a comparable full-time position or a prospective participant.

4.	Use of Funds. For the purposes of this Sub-Plan, Section 12.7 of the Plan does not apply.
5.

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report.  If there is no Australian bank involved in the transfer, each Participant will be required to file the report

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

CANADA

1.

Application.  This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Canada for the purpose of payment of taxes or who exercise all of their employment duties in Canada and forms an integral part of the Plan and Sub-Plan.

2.	Language Consent. If an Eligible Employee is a resident of Quebec, the following provision will apply to the Eligible Employee:

The parties acknowledge that it is their express wish that the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée.  Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

3.	Termination of Employment. The following provision replaces Section 7.3 of the Plan:

In the event of termination of an Eligible Employee’s employment, the Eligible Employee’s right to purchase Shares under the Plan, if any, will terminate, and he or she shall be deemed to have elected to withdraw from the Plan, effective as of the date that is the earlier of (i) the date on which the Eligible Employee receives a notice of termination of employment from the Company or the Employer, or (ii) the date on which the Eligible Employee is no longer employed, regardless of any notice period or period of pay in lieu of such notice required under local law. The Administrator shall have the exclusive discretion to determine when the Eligible Employee is no longer employed for purposes of the Plan.  The payroll deductions credited to such Eligible Employee’s account during the Offering Period shall be paid to such Eligible Employee or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4 of the Plan, as soon as reasonably practicable and such Eligible Employee’s rights for the Offering Period shall be automatically terminated on the effective date described in the previous sentence.

4.

Data Protection.  In addition to the global provisions of the Sub-Plan, each Eligible Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  Each Eligible Employee further authorizes the Company Group and the Administrator to disclose and discuss the Plan with their advisors.  Each Eligible Employee further authorizes the Company Group and the Administrator to record such information and to keep such information in the Eligible Employee’s employee file.

5.	Notifications.

(a)Securities Law Information.  Each Eligible Employee understands that the Eligible Employee is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.

(b)Foreign Asset/Account Reporting Information.  If a Participant is a Canadian resident, such Participant may be required to report his or her foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds a certain threshold at any time in the year.  Foreign property includes Shares acquired under the Plan.  The Shares must be reported, generally at a nil cost, if the cost threshold is exceeded because of other foreign property the Participant holds.  If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if a Participant owns other Shares, this ACB may have to be leveraged with the ACB of the other Shares.  The form T1135 generally must be filed by April 30 of the following year.  A Participant should consult with his or her personal advisor to ensure compliance with the applicable reporting requirements.

6.	Tax Consequences. The following provision supplements Section 6.4 of the Plan:

Regardless of any action the Company or the Employer takes with respect to any or all income tax (including foreign, federal, state and local tax), social insurance, payroll tax, payment on account or other tax-related items related to a Participant’s participation in the Plan and legally applicable to a Participant (“Withholding Taxes”), the ultimate liability for all Withholding Taxes legally due by a Participant is and remains such Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer.  Neither the Company and/or the Employer (i) make any representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of rights under the Plan, including but not limited to, the grant, vesting, exercise of the right, the issuance of Shares upon exercise, the subsequent sale of Shares acquired pursuant to the exercise of the right and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the rights under the Plan to reduce or eliminate a Participant’s liability for Withholding Taxes or achieve any particular tax result.  Further, if a Participant has become subject to tax in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction. Prior to any relevant taxable or tax withholding event (“Tax Date”), as applicable, a Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Withholding Taxes.  In this regard, the Company and/or the Employer or their respective agents are authorized, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (A) accept a cash payment in USD in the amount of Withholding Taxes, (B) withhold whole Shares which would otherwise be delivered to a Participant having an aggregate fair market value, determined as of the Tax Date, or withhold an amount of cash from the Participant’s wages or other cash compensation which would otherwise be payable to the Participant by the Company and/or the Employer, equal to the amount necessary to satisfy any such obligations, (C) withhold from proceeds of the sale of Shares acquired upon exercise of the right either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (D) a cash payment to the Company by a broker-dealer acceptable to the Company to whom a Participant has submitted an irrevocable notice of exercise.  To avoid negative accounting treatment, the Company may withhold or account for Withholding Taxes by considering applicable minimum statutory withholding rates.  If the obligation for Withholding Taxes is satisfied by withholding in Shares, for tax purposes, a Participant is deemed to have been issued the full number of Shares subject to the right, notwithstanding that a number of Shares are held back solely for the purpose of paying the Withholding Taxes.  Finally, a Participant shall pay to the Company or the Employer any amount of Withholding Taxes that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company shall have sole discretion to deliver the Shares if a Participant fails to comply with such Participant’s obligations in connection with the Withholding Taxes as described in this section and each Participant unconditionally consents to and approves any such action taken by the Company.  A Participant (or any beneficiary or person entitled to act on a Participant’s behalf) shall provide the Company with any forms, documents or other information reasonably required by the Company.

1.

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

GERMANY

1.

Application.  This section forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Germany for the purpose of payment of taxes or who exercise all of their employment duties in Germany and forms an integral part of the Plan and Sub-Plan.

2.

Definition of Employee.  The definition of Employee shall, for the avoidance of doubt, include the directors of any German Designated Subsidiary who perform paid work for such German Designated Subsidiary under a director’s contract.

3.

Leaves of Absences.  The Company’s discretion to grant awards under the Plan and Sub-Plan shall be exercised in a manner complying with German law, in particular with the labor law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot). For the avoidance of doubt, any sick leave or other leave of absence as used in the Plan shall be interpreted and applied as compliant with German law.

4.

Accounts and Participation.  Each Participant’s accumulated payroll deductions under the Plan will be held in an account owned and managed by the Participant. The Administrator may establish procedures under the Plan and this Sub-Plan to ensure participation and administration of the Plan and Sub-Plan are in compliance with applicable German laws, rules and regulations.

5.Use of Funds.  For the purposes of this Sub-Plan, Section 12.7 of the Plan does not apply.

6.

No Legal Claim. The Participant acknowledges and agrees that any award under the Plan and Sub-Plan is a voluntary one-time benefit, and that the Participant in the Plan and Sub-Plan does not have a legal claim for further awards.

7.

Board, Administrator and Committee Discretion and Decisions. The discretion of the Board, Administrator and any committee under the Plan and the Sub-Plan, including their interpretation and any decisions taken thereunder, shall be exercised reasonably (nach billigem Ermessen) in accordance with German law.

8.	Consent to Personal Data Processing and Transfer. The following provisions shall apply in lieu of Section 2(a) of the global provisions of the Sub-Plan:

It shall be a term and condition of each award under the Plan that an Eligible Employee acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, and its subsidiaries LogMeIn USA, Inc., LogMeIn Germany GmbH and LogMeIn Ireland Limited (all together, the “Company Entities”), hold certain personal information, including the Eligible Employee’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants awarded, cancelled, purchased, vested, unvested or outstanding in the Eligible Employee’s favor, for the only purpose of managing and administering the Plan (“Data”). The Company Entities will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Entities may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Eligible Employee separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within.   The third parties currently assisting the Company in the implementation, administration and management of the Plan are the following: Fidelity Stock Plan Services, LLC of 245 Summer Street, V72A, Boston, MA 02210.  However, from time to time, the Company Entities may retain additional or different third parties for any of the purposes mentioned on which the Company will inform the Eligible Employee and seek additional consent of the Eligible Employee. The Eligible Employee hereby authorizes the Company Entities to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Eligible Employee to a third party with whom the Eligible Employee may have elected to have payment made pursuant to the Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local Human Resources Director; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits under the subscription agreement.  Data will only be held as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.

9.

Taxes and Other Withholding.  For the avoidance of doubt, any withholding and payment obligations under the Plan and the Sub-Plan shall be made by the relevant Designated Subsidiary employing the Eligible Employee when due and any taxes should always include German social security contributions (including the Eligible Employee’s portion) as well as any other mandatory withholding and pay obligations in accordance with German law.

10.

Tax Consequences.  Any tax consequences arising from the vesting or distribution or otherwise pursuant to an award shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s individual income tax and the Eligible Employee’s social security contributions, if applicable).  The Company Group shall be entitled to (i) withhold an Eligible Employee’s social security contributions and individual income tax (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (ii) report the income and requested details in respect of any award to the competent tax and social security authorities.  Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

11.Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If a Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for the Participant.  In addition, a Participant must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.  Finally, a Participant must report on an annual basis if the Participant holds Shares that exceed 10% of the total voting capital of the Company.

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

HUNGARY

1.

Application.  This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Hungary for the purpose of payment of taxes or who exercise all of their employment duties in Hungary and forms an integral part of the Plan and Sub-Plan.

2.

Non-Public Information. The Participant acknowledges that such Participant is not aware of any material non-public information with respect to the Company or any securities of the Company as of the date the Participant enrolls in the Plan.

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

INDIA

1.

Application.  This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in India for the purpose of payment of taxes or who exercise all of their employment duties in India and forms an integral part of the Plan and Sub-Plan.

2.

Definitions. Notwithstanding the provisions of the Plan, the following definitions will have the meaning given to them for rights granted to Eligible Employees under the Plan who are resident in India:

(a)“Employee” means an individual who is a person resident in India who is in full time employment of the Company’s Designated Subsidiary in India.

(b)“FEMA” means the Foreign Exchange Management Act, 1999 of India, the rules and regulations notified thereunder and any amendments thereto. The restrictions under FEMA, as referred to in this Sub-Plan and as existing on the effective date of this Sub-Plan, will be read to include the amendments made to FEMA subsequent to the effective date of the Sub-Plan and will be deemed to have always included such amendments.

3.

Payroll Deductions.  Notwithstanding anything in Section 5.2(b) of the Plan to the contrary, the percentage of Compensation designated by an Eligible Employee resident in India may not be more than 50%.

4.

Resident Requirement.  Notwithstanding the provisions of the Plan, rights granted to residents of India may only be granted to Employees who are, on the date of grant, “resident” in India in accordance with the provisions of FEMA and satisfy the provisions in FEMA regarding eligibility, as applicable.

5.

Data Privacy Addition.  For the purpose of Section 43A of the Information Technology Act, 2000, the security measures adopted by the Company to secure a Participant’s Data constitutes reasonable security practices and procedures and accordingly, the rules framed under the aforesaid section shall not apply.

6.

Foreign Assets Reporting Information. Each Participant is required to declare foreign bank accounts and any foreign financial assets (including shares subject to rights held outside India) in his or her annual tax return.  It is each Participant’s responsibility to comply with this reporting obligation and such Participant should consult with his or her personal tax advisor in this regard.

7.

Exchange Control Information.  Regardless of the method of exercise used to purchase the Shares, each Participant understands that such Participant must repatriate all proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. The Participant also understands that he or she must repatriate all dividends paid in relation to the Shares acquired under the Plan to India and convert the proceeds into local currency within 60 days of receipt. Each Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where such Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
8.

Tax Information.  The amount subject to tax at purchase may be dependent upon a valuation of Shares from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible or obtain valuations more frequently than required under Indian tax law. Additionally, notwithstanding anything contained in the Plan, the Designated Subsidiary of the Company in India may, if required by Applicable Law, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations.

9.

Currency Exchange Rates. Except as otherwise determined by the Administrator, all monetary values under this Plan including, without limitation, the fair market value of Common Stock and the Purchase Price shall be stated in U.S. Dollars. Any changes or fluctuations in the exchange rate at which amounts paid by a Participant in currencies other than U.S. Dollars are converted into U.S. Dollars or amounts paid to such Participant in U.S. Dollars are converted into currencies other than U.S. Dollars shall be borne solely by such Participant.

10.

Non-Reliance. This Sub-Plan includes information relating to exchange control and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in India as of March 2019.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Participant not rely on the information noted in this Sub-Plan as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant vests in the Common Stock or sells the Common Stock acquired under the Plan. Additionally, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

IRELAND

1.

Application.  This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in Ireland for the purpose of payment of taxes or who exercise all of their employment duties in Ireland and forms an integral part of the Plan and Sub-Plan.

2.

Definition of Eligible Employee.  For purposes of this Sub-Plan, “Eligible Employee” shall mean an Employee of a Designated Subsidiary (a) in continuous employment with the Designated Subsidiary for not less than three (3) months immediately preceding their participation in the Plan; (b) who does not, immediately after a right under the Plan is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); and (c) who is employed and resides in a country other than the United States of America.  For purposes of clause (b), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding rights shall be treated as stock owned by the employee.  For purposes of this definition of “Eligible Employee,” the employment relationship shall, in respect of an Employee of a Designated Subsidiary incorporated in Ireland, be treated as continuing intact and will not be deemed as an interruption to continuous service, where the absence from service is protected by statute.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).  Where a period of leave, which is not protected by statute or approved by the Company or Designated Subsidiary, exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day following such three (3)-month period.

3.

Tax Consequences. Any tax consequences arising from the vesting or distribution or otherwise pursuant to an award under the Plan shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s social insurance contributions and /or Universal Social Charge, if applicable).  The Company Group shall be entitled to (i) withhold taxes (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (ii) provide details in respect of any award to the Revenue Commissioners of Ireland.  Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

4.

Designation of Beneficiary.  Notwithstanding anything to the contrary in Section 12.4 of the Plan, Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in Ireland for the purpose of payment of taxes or who exercise all of their employment duties in Ireland may only designate their estate as their beneficiary.

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

ISRAEL

1.

Application.  This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in the State of Israel for the purpose of payment of taxes or who exercise all of their employment duties in Israel and forms an integral part of the Plan and Sub-Plan.

2.

Definitions. Notwithstanding the provisions of the Plan, the following definitions will have the meaning given to them for rights granted to Eligible Employees under the Plan who are resident in Israel:

(a)“Controlling Shareholder” shall have the meaning given to such term in Section 32(9) of the Ordinance.

(b)“Employee” or “Eligible Employee” means any person, who is an employee, executive, officer, office holder or a director, employed by, or providing services to, the Company or any Parent or Subsidiary, who is (or is deemed to be) a resident of the State of Israel for the purpose of payment of taxes, excluding a Controlling Shareholder.

(c)“Non-Trustee 102 Award” means a right to purchase Shares under the Plan and Sub-Plan granted pursuant to Section 102(c) of the Ordinance and not held in trust by a trustee under Section 102 of the Ordinance.

(d)“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961, and any regulations, rules, orders or procedures promulgated thereunder.

3.	Eligibility.

(a)Any Eligible Employee who is (or is deemed to be) a resident of the State of Israel for the purpose of payment of taxes who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan and Sub-Plan during such Offering Period.

(b)Each person who, during the course of an Offering Period, first becomes an Eligible Employee who is (or is deemed to be) a resident of the State of Israel for the purpose of payment of taxes subsequent to the Enrollment Date will be eligible to become a participant in the Plan and Sub-Plan on the first day of the first Offering Period following the day on which such person becomes an Eligible Employee, subject to the requirement of the Plan, mutatis mutandis.

4.	Designation of Rights. Rights granted under the Plan and Sub-Plan shall be designated as Non-Trustee 102 Awards.
5.	Tax Implications.

(a)Any tax consequences arising from the grant, or exercise, from the payment for Shares covered thereby, or from any other event or act (of the Company, its Parent or any Subsidiary, or a Participant), hereunder, shall be borne solely by the Participant (including, without limitation, the Participant’s social security and national health insurance payments, if applicable). The Company and/or its Parent or any Subsidiary shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall indemnify the Company and/or its Parent or any Subsidiary and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

(b)The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any taxes or other sums required by all Applicable Laws to be paid or withheld with respect to the issuance, exercise or sale of any Share issued upon the exercise of rights granted under the Plan.  The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Participant to satisfy such tax or other obligations by the delivery to the Company or the appropriate authorities of cash in an amount equal to the sums required to be paid or withheld, may also allow such Participant to elect to have the Company withhold Shares otherwise issuable to the Participant or may allow the return of Shares having a Fair Market Value equal to the sums required to be paid or withheld.  Notwithstanding any other provision of the Plan and this Sub-Plan, the number of Shares which may be withheld with respect to the issuance, exercise or sale of any Shares issued upon the exercise of a right granted under the Plan in order to satisfy the Participant’s tax or other liabilities with respect to the issuance, exercise or sale of any Shares issued upon the exercise of a right granted under the Plan, shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the statutory tax rates that are applicable to such taxable income.

(c)The Company shall not be required to release any Shares to a Participant until all required payments have been fully made.

(d)With respect to a Non-Trustee 102 Award, if the Participant ceases to be employed by the Company or any Parent or Subsidiary thereof, the Participant shall extend to the Company and/or any Parent or Subsidiary, a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the Ordinance.

(e)Any dividends payable with respect to Shares issued with respect to any rights granted pursuant to the Plan shall be subject to any applicable taxation on the distribution of dividends, and when applicable subject to the provisions of Section 102 of the Ordinance.

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

NETHERLANDS

1.

Application.  This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in the Netherlands for the purpose of payment of taxes or who exercise all of their employment duties in the Netherlands and forms an integral part of the Plan and Sub-Plan.

2.

Social Insurance Contributions. References to “withholding taxes” or similar terms in the Plan shall include social insurance contributions, including contributions based on the Health Insurance Act (Zorgverzekeringwet) and national insurance contributions (volksverzekeringen).

3.

Prohibition Against Insider Trading.  On the basis of the Market Abuse Regulation (nr. 596/2014, the “MAR”), it is amongst others prohibited to engage or attempt in insider dealing, to recommend that another person engages in insider dealing or induce another person to engage in insider dealing or to unlawfully disclose inside information. The MAR applies throughout the European Union as of 3 July 2016. For further information, see the website of the Authority for the Financial Markets (“AFM”): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik/voorwetenschap-mm-be.  By participating in the Plan, each Participant acknowledges that it is his or her responsibility to be aware of the Dutch insider trading rules, which may affect the sale of Shares under the Plan.  In particular, each Participant understands and acknowledges that (i) such Participant has reviewed the summary of the Dutch insider trading rules and (ii) such Participant may be prohibited from effecting certain transactions in Shares if such Participant has insider information regarding the Company. Each Participant acknowledges and understands that such Participant has been advised to read the discussion carefully to determine whether the insider rules could apply to such Participant.  If a Participant is uncertain whether the insider rules apply to such Participant or his or her situation, such Participant acknowledges that the Company recommends that he/she consults with a legal advisor.  Each Participant acknowledges and agrees that the Company cannot be held liable if such Participant violates the Dutch insider trading rules.  Each Participant acknowledges and agrees that such Participant is responsible for ensuring his or her own compliance with these rules.

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

UNITED KINGDOM

1.Application.  This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) residents of the United Kingdom for the purpose of payment of taxes and forms an integral part of the Plan and Sub-Plan.

2.Tax Consequences.

(a)The Eligible Employee agrees to indemnify and keep indemnified the Company Group from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of a right under the Plan; (ii) the acquisition by the Eligible Employee of Shares on exercise of the right; or (iii) the disposal of any Shares (each, a “Tax Liability”).

(b)At the discretion of the Administrator, rights granted under the Plan cannot be exercised until the Eligible Employee has entered into an election with the Company or the Employer as appropriate (in a form approved by the Employer and HMRC) (a “joint election”) under which any liability of the Company Group for Employer’s National Insurance Contributions arising in respect of the grant, exercise of or other dealing in the rights granted under the Plan, or the acquisition of Shares on exercise of the right, is transferred to and met by the Eligible Employee.

(c)Without prejudice to the terms of the Plan, rights cannot be exercised until the Eligible Employee has made such arrangements as the Company Group may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the right and/or the acquisition of the Shares by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company Group may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee;

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of Shares (otherwise to be acquired by the Eligible Employee on the exercise of the right) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the Shares, where the Company intends to sell the Shares to meet the Tax Liability);

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the Shares otherwise to be acquired by the Eligible Employee pursuant to the right until the Eligible Employee has demonstrated to the satisfaction of the Company Group that he has given irrevocable instructions to a third party (for example, a broker) satisfactory to the Company Group to sell a sufficient number of those Shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv)where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the right, a deduction from the payment made to him as consideration for such release or assignment.

(d)Section 2(c) of this Sub-Plan will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the Shares to be issued or transferred to the Eligible Employee as a result of the exercise of the right, paid to the Company Group, in cleared funds a sum equal to the Tax Liability arising on the exercise of the right.